Exhibit 5.2

February 1 2017

Board of Directors

Johnson Controls International plc

1 Albert Quay

Cork

Re:                             Johnson Controls International plc — Form S-3 Registration Statement on Form S-3 filed on February 1 2017

Dear Sirs,

1.                                      Basis of Opinion

1.1                               We are acting as Irish counsel to Johnson Controls International plc, registered number 543654, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at 1 Albert Quay, Cork, Ireland (the “Company”), in connection with the registration of a registration statement on Form S-3 (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”)  under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on February 1, 2017. We refer in particular to the ordinary shares with nominal value of US$0.01 and the preferred shares with nominal value of US$0.01 of the Company (the “Shares”) that may be issued pursuant to the Registration Statement.

1.2                               This Opinion is issued in connection with the foregoing and in connection with the entry into of the Transaction Documents (as defined in the Schedule hereto) by the Company (the “Transaction”).

1.3                               This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this opinion as currently applied by the courts of Ireland. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or their effect on this opinion. This Opinion speaks only as of its date.

1.4                               This Opinion is given on the basis that our client is the Company. For the purposes of giving this Opinion, we have taken instructions solely from our client and from its U.S. counsel Wachtell, Lipton, Rosen & Katz.

1.5                               This Opinion is also strictly confined to:

(a)                                 the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)                                 the documents listed in the Schedule to this Opinion (the “Documents”); and

(c)                                  the searches listed at 1.8 below (the “Searches”),

and is subject to the assumptions and qualifications set out below. In giving this Opinion, we have reviewed a Corporate Certificate (as defined in the Schedule to this Opinion) and the Searches and any other materials necessary and appropriate for the issuance of this Opinion.

1.6                               No opinion is expressed as to the taxation consequences of the Transaction Documents or the Transaction.

1.7                               In giving this Opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.8                               All words and phrases defined in the Transaction Documents and not defined herein shall have the same meanings herein as are respectively assigned to them in the Transaction Documents. As used in this Opinion, the following terms shall have the following meanings:

(a)                                 “Companies Act” means the Companies Act 2014;

(b)                                 “Constitution” means the constitution of the Company;

(c)                                  “Corporate Certificate” has the meaning given to it in the Schedule;

(d)                                 “CRO” means the Irish Companies Registration Office;

(e)                                  “Indenture” means the Indenture dated 28 December 2016 between the Company and the Trustee;

(f)                                   “Prospectus Directive” means Directive 2003/71/EC on the prospectus to be published when securities are offered to the public or admitted to trading (as amended by Directive 2010/73/EU);

(g)                                  “Qualified Investors” has the meaning given to that term in the Prospectus Directive;

(h)                                 “Member State” means a member state of the European Union; and

(i)                                     “Trustee” means U.S. Bank National Association.

1.9                               For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on the date of this Opinion:

(a)                                 on the file of the Company maintained by the Registrar of Companies in the CRO for mortgages, debentures or similar charges or notices thereof and for the appointment of any examiner, receiver or liquidator;

(b)                                in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)                                  in the Central Office of the High Court for any petitions filed in respect of the Company.

1.10                        This Opinion is governed by and is to be construed in accordance with the laws of Ireland (as interpreted by the courts of Ireland at the date hereof) and any addressee of this Opinion agrees, for our benefit, that the courts of Ireland shall have exclusive jurisdiction to settle any dispute arising out of, or in connection with, this Opinion.  This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law which may occur after the date of this Opinion.

2.                                      Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1                               The Company is a public limited company and is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares.

2.2                               When the Shares are issued and allotted pursuant to duly adopted resolutions of the board of directors of the Company, the Shares shall be validly issued, fully paid up and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

2.3                               The Company has (and in the case of any Transaction Document dated prior to the date of this Opinion, had) the necessary corporate power and authority under its Constitution to execute and deliver the Transaction Documents and to perform its obligations thereunder in accordance with the terms of those documents.

2.4                               The execution and delivery of the Transaction Documents and the performance by the Company of its obligations thereunder does not contravene:

(a)                                 any law of Ireland applicable to the Company; or

(b)                                 the Constitution of the Company.

2.5                               All necessary corporate action required on the part of the Company to authorise the execution and delivery of the Transaction Documents and the performance by the Company of its obligations thereunder has been taken.

3.                                      Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and Indenture

3.1                               That when filed with the SEC, the Registration Statement will not differ in any material respect from the drafts that we have examined and that the Registration Statement will have become effective under the Securities Act.

3.2                               That any Shares issued under the Registration Statement will be in consideration of the receipt by the Company prior to the issue of the Shares pursuant thereto of either cash or the release of a liability of the Company for a liquidated sum, at least equal to the nominal value of such Shares and any premium required to be paid up on the Shares pursuant to their terms of issue.

3.3                               That the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Irish law.

3.4                               With respect to Shares (i) issued before September 8, 2019 in respect of issuances relying upon the authority of the Company and the directors of the Company to issue the Shares in accordance with the terms and conditions set out in the Constitution and the Companies Act 2014 or (ii) issued before the date of the annual general meeting of the Company in 2017 (or if earlier June 9, 2017) in respect of issuances relying upon the authority of the Company and the directors of the Company to issue Shares pursuant to the special resolution of shareholders approved at an extraordinary general meeting of the Company on August 17, 2016 ((i) and (ii) together being the “Existing Authorities”), each such Existing Authority is in full force and effect.

3.5                               With respect to Shares issued on or after the date of expiry of the Company’s relevant Existing Authorities required to issue such Shares, that the Company will have renewed (through one or more subsequent renewals) the relevant Existing Authority or its successor authority sufficient to authorise the issue of the Shares in accordance with the terms and conditions set out in the Constitution and the Companies Act for the remainder of the period that the Registration Statement will continue in effect.

3.6                               That the issue of the Shares upon the conversion, exchange and exercise of any securities issued under the Registration Statement will be conducted in accordance with the terms and the procedures described in the Constitution, the Companies Act and the terms of issue of such securities.

3.7                               That, at the time of issue of the Shares, the Company will have sufficient authorised but unissued share capital to issue the required number of Shares and the Company will not have prior to, or by virtue of, the issuance, exceeded or exceed the maximum number of Shares permitted by the Company’s shareholders to be issued pursuant to the authorities referred to in paragraphs 3.4 and 3.5 above.

3.8                               That any issue of Shares will be in compliance with the Companies Act, the Irish Takeover Panel Act, 1997, Takeover Rules 2007 and 2008, and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations.

3.9                               That as at the time of the issuance of the Shares, such issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject.

3.10                        That any power of attorney granted by the Company in respect of the issue and allotment of the Shares shall have been duly granted, approved and executed in accordance with the Constitution, the Companies Act, the Powers of Attorney Act 1996 of Ireland and all other applicable laws, rules and regulations.

3.11                        That the Shares will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Shares of cash at least equal to the nominal value of such Shares and that where Shares are issued without the requirement for the payment of cash consideration by or on behalf of the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by Section 1027(1) of the Companies Act (and, in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by sections 82(6) and 1043(1) of the Companies Act) or issued for consideration as set out in Section 1028(2) of the Companies Act.

3.12                        That the Trustee has been qualified to act as trustee under the Indenture and the Indenture has been qualified under the U.S. Trust Indenture Act of 1939, as amended.

3.13                        That the Indenture has been duly executed and delivered by each party thereto.

3.14                        That to the extent any offer of debt securities is made in any Member State, such offer is addressed to fewer than 150 natural or legal persons in each Member State, other than Qualified Investors.

Authenticity and bona fides

3.15                        The truth, completeness, accuracy and authenticity of all copy letters, resolutions, certificates, permissions, minutes, authorisations and all other documents of any kind submitted to us as originals or copies of originals, and (in the case of copies) conformity to the originals of copy documents, the genuineness of all signatures, stamps and seals thereon, that any signatures are the signatures of the persons who they purport to be and that each original was executed in the manner appearing on the copy.

3.16                        Where incomplete Transaction Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Transaction Documents correspond in all respects with the last draft of the complete Transaction Documents submitted to us.

3.17                        That the Transaction Documents have been executed in a form and content having no material difference to the final drafts provided to us and have been delivered by the parties thereto and are not subject to any escrow arrangements.

3.18                        That the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held and all formalities were duly observed, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout, that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof and that such resolutions have not been amended or rescinded and are in full force and effect.

3.19                        That each director of the Company has disclosed any interest which he may have in the Transaction in accordance with the provisions of the Companies Act and the Constitution of the Company and none of the directors of the Company has any interest in the Transaction except to the extent permitted by the Constitution of the Company.

3.20                        The absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the Transaction Documents and their respective officers, employees, agents and (with the exception of Arthur Cox) advisers.

Accuracy of Searches and the Corporate Certificate

3.21                        The accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this Opinion and has not since the time of such search been altered.  In this connection, it should be noted that: the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for; the position reflected by the Searches may not be fully up-to-date; and searches at the CRO do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company or its assets.

3.22                        The truth, completeness and accuracy of all representations and statements as to factual matters contained in the Corporate Certificate at the time they were made and at all times thereafter.

Solvency and Insolvency

3.23                        That (i) the Company is as at the date of this Opinion able to pay its debts as they fall due within the meaning of section 570 of the Companies Act; (ii) no receiver, liquidator or examiner or other similar officer has been appointed in relation to the Company or any “related company” (within the meaning of the Companies Act, “Related Company”) or any of its or their assets or undertakings; (iii) no petition for the making of a winding-up order or the appointment of an examiner or any similar officer has been presented in relation to the Company or any Related Company; and (iv) no insolvency proceedings have been opened or been requested to be opened in relation to the Company or any Related Company in Ireland or elsewhere.

3.24                        That no proceedings have been instituted or injunction granted against the Company to restrain it from issuing the Shares and the issue of any Shares would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement.

Commercial Benefit

3.25                        That the Transaction Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interests and for their respective corporate benefit.

Authority, Capacity, Execution and Enforceability

3.26                        That no party to the Transaction Documents is a “consumer” for the purposes of Irish law or a “personal consumer” for the purposes of the Central Bank of Ireland’s Consumer Protection Code 2012, that the parties to the Transaction Documents (other than the Company to the extent opined on herein) are duly incorporated and validly in existence and that they and their respective signatories have the appropriate capacity, power and authority to execute the Transaction Documents to which they are a party, to exercise and perform their respective rights and obligations thereunder and to render those Transaction Documents and all obligations thereunder legal, valid, binding and enforceable on them, and each party to the Transaction Documents (other than the Company to the extent opined on herein) has taken all necessary corporate action and other steps to execute, deliver, exercise and perform the Transaction Documents to which it is a party and the rights and obligations set out therein.

Financial Assistance and Connected Transactions.

3.27                        The Company is not by entering into the Transaction Documents or performing its obligations thereunder, providing financial assistance for the purpose of an acquisition (by way of subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in the Company or its holding company which would be prohibited by Section 82 of the Companies Act.

3.28                        That none of the transactions contemplated by the Transaction Documents are prohibited by virtue of Section 239 of the Companies Act, which prohibits certain transactions between companies and its directors or persons connected with its directors.

4.                                      Qualifications

The opinions set out in this Opinion are subject to the following reservations:

General Matters

4.1                               A particular course of dealing among the parties or an oral amendment, variation or waiver may result in an Irish court finding that the terms of the Transaction Documents have been amended, varied or waived even if such course of dealing or oral amendment, variation or waiver is not reflected in writing among the parties.

4.2                               No opinion is expressed on the irrevocability of, or on the enforceability of the delegation of, any power of attorney under the Transaction Documents.

4.3                               No opinion is expressed on any deed of assignment, transfer, accession or similar document executed after the date of this opinion in relation to any of the rights and obligations contained in the Transaction Documents.

4.4                               No opinion is expressed on any deed or agreement envisaged by the Transaction Documents to be entered at a future date or any future action taken by a party under the Transaction Documents.

4.5                               We express no opinion as to whether the Transaction Documents breach any other agreement or instrument.

Sanctions

4.6                               If a party to any Transaction Document or to any transfer of, or payment in respect of, the Transaction Documents is controlled by or otherwise connected with a person (or is itself) resident in, incorporated in or constituted under the laws of a country which is the subject of United Nations, European Union or Irish sanctions or sanctions under the Treaty on the Functioning of the European Union, as amended, or is otherwise the target of any such sanctions, then obligations to that party under the relevant Transaction Documents or in respect of the relevant transfer or payment may be unenforceable or void.

Execution of Documents

4.7                               We note the decision in the English case of R (on the application of Mercury Tax Ltd) v. Revenue and Customs Commissioners [2008] EWHC 2721. Although this decision will not be binding on the courts of Ireland it will be considered as persuasive authority. One of the decisions in that case would appear to indicate that a previously executed signature page from one document may not be transferred to another document, even where the documents in question are simply updated versions of the same document. Our Opinion is qualified by reference to the above referenced decision.

5.                                      Disclosure

This Opinion is addressed to you in connection with the registration of the Registration Statement with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under section 7 of the Securities Act.

6.                                      No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

Yours faithfully,

/s/ Arthur Cox
ARTHUR COX

SCHEDULE

Documents

1.                                      The Registration Statement;

2.                                      The Indenture;

3.                                      A certificate of the Secretary of the Company dated 1 February 2017 (the “Corporate Certificate”) attaching, among other things, copies of:

(a)                                 the Company’s certificate of incorporation and certificate of incorporation issued on change of name of the Company;

(b)                                 the Company’s Constitution in the form as most recently amended by resolution of the shareholders of the Company on August 17, 2016;

(c)                                  extracts of resolutions of the board of directors of the Company adopted at a meeting of the board held on 22 November 2016 regarding the approval and adoption of, among other things, the Indenture and the approval and filing of the Registration Statement with the SEC.

The documents at 1 and 2 above are collectively referred to in this Opinion as the “Transaction Documents”.

The documents at 1 to 3 above are collectively referred to in this Opinion as the “Documents”.